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                                                                     EXHIBIT 21



                          SUBSIDIARY OF THE REGISTRANT



                                           JURISDICTION OF
NAME OF SUBSIDIARY                         INCORPORATION            BUSINESS NAME
------------------                         -------------            -------------
Astrotech Space Operations, Inc.           Delaware                    Astrotech